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Exhibit 10
LANVISION SYSTEMS, INC.

First Amendment to the Reseller Agreement between IDX Information Systems Corporation and LanVision, Inc.

                       IDX Information Systems Corporation

                                  40 IDX Drive
                         South Burlington, Vermont 05403
                                 (802) 862-1022

                 First Addendum to LanVision Reseller Agreement

                                     Between

             IDX Information Systems Corporation and LanVision, Inc.



         THIS ADDENDUM is made as of May 3, 2002 by and between IDX Information Systems Corporation ("IDX"), at its offices in South Burlington, Vermont and LanVision, Inc. ("LanVision"), at its offices in Cincinnati, Ohio.

                             BACKGROUND OF AGREEMENT
                             -----------------------

         IDX and LanVision entered into a written agreement, entitled "LanVision Reseller Agreement," dated January 30, 2002, which governs the resale of LanVision computer programs. By this Addendum, the parties wish to amend the LanVision Reseller Agreement (the "Agreement").

         IN CONSIDERATION of the premises, the covenants set forth herein, and other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. SCOPE AND EFFECT

      This Addendum modifies, supplements and amends the Agreement, and in the event of any inconsistency between the terms of this Addendum and the terms of the Agreement, the terms of this Addendum shall govern and control. In all other respects, the Agreement is and shall remain in full force and effect. Unless expressly indicated to the contrary hereinbelow, the defined terms used in the Addendum shall have the meanings ascribed to them in the Agreement.

      2. SCHEDULE A
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      The following software products shall be added to the list of LanVision
      Software in Section 1 of Schedule A:

      Entry Scan; and

      LanVision Application Bridge (LAVB)




      3. MISCELLANEOUS

         3.1. Binding Effect. This Addendum shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legatees, personal representative and other legal representatives, successors and permitted assigns.

      3.2. Entire Agreement. This Addendum constitutes the entire sum of changes of any kind or nature to the Agreement, and there are no changes, representatives, warranties, covenants or obligations of any kind except as set forth herein. This Addendum supersedes all prior and contemporaneous agreements, understanding, negotiations and discussions, written or oral, of the parties hereto, relating to any transaction contemplated by this Addendum. There have been no changes to any other agreement entered in to in connection therewith, unless reduced to writing and made a part of an addendum to such other agreement. Except as otherwise especially provided herein, nothing in this Addendum is intended or shall be construed to confer upon or to give any person other than the parties hereto any rights or remedies under or by reason of this Addendum.

      3.3. Amendments. This Addendum may be amended only in writing executed by the parties affected by such amendment.






LANVISION, INC.                                      IDX INFORMATION SYSTEMS
                                                     CORPORATION

By:   /s/ J. Brian Patsy                 By:    /s/ Michael E. Raymer
---------------------------------           ---------------------------------

J. Brian Patsy, President                     Michael E. Raymer
---------------------------------           ---------------------------------
[Name and Title]                            [Name and Title]

  3 May 2002                                    17 May 2002
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[Date]                                      [Date]